Exhibit 10.3

LOAN AND SECURITY AGREEMENT

BORROWER:	EDIT AS MEDICINE, INC.	DATE:	MAY 29, 2014

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of the date set forth above (the “Effective Date”) by and between SILICON VALLEY BANK (“Bank”), and the borrower named above (“Borrower”).  Capitalized terms used but not otherwise defined herein shall have the meanings given them on Schedule C, The parties agree as follows:

1.  Loans.  Bank will make extensions of credit or other financial accommodations for Borrower’s benefit (each, a “Loan” and collectively, “Loans”), and Borrower promises to pay Bank the amount of all Loans and other debts, principal, interest, Bank Expenses (as defined in Section 8.2), the Prepayment Premium, the Final Payment, and other amounts Borrower owes Bank now or later and interest accruing after insolvency proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank (collectively, “Obligations”) pursuant to the terms and conditions of this Agreement or the other Loan Documents, and as set forth on Schedule A.  Bank’s obligation to make any Loan is subject to its receipt of the agreements, documents and fees it reasonably requires.

2.  Security Interest.  As security for all present and future Obligations and for Borrower’s performance for each of its duties hereunder, Borrower grants Bank a continuing security interest in all of Borrower’s interest in the Collateral (as defined in Schedule B).

3.  Representations, Warranties and Covenants of Borrower.  Except as set forth under Item 12 of Schedule D attached hereto, Borrower represents, warrants and covenants to Bank as follows, as of the Effective Date and with respect to covenants, for so long as this Agreement is in effect or any Obligations remain outstanding:

3.1  Corporate Existence; Authority.  Each of Borrower and its Subsidiaries is and will continue to be, duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state where such qualification is necessary, except for jurisdictions in which failure to do so would not have a material adverse effect on Borrower.  The execution, delivery and performance by Borrower of this Agreement and all other related documents have been duly and validly authorized, do not conflict with Borrower’s formation documents, and do not constitute an event of default under any material agreement by which Borrower is bound.  “Subsidiaries” means any entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by Borrower.

3.2  Collateral.  Bank has and will at all times continue to have a first-priority perfected security interest in all of the Collateral.  Borrower has, and will continue to have, good title to the Collateral, free of any liens except Permitted Liens.  Borrower will immediately advise Bank in writing of any material loss or damage to the Collateral.

3.3  Financial Matters.  All financial statements (including notes and schedules) now or in the future delivered to Bank, (i) have presented, and will present, fairly in all material respects Borrower’s financial condition and its results of operations, and (ii) have been, and will be, prepared in conformity with generally accepted accounting principles (“GAAP”), except for the absence of footnotes and subject to year end adjustments.  Since the last date covered by any such statement, there has been no material impairment in the financial condition or business of Borrower.  Borrower will provide Bank with all financial reports as set forth on Schedule A attached hereto, as well as any other financial information reasonably requested by Bank from time to time, including budgets, projections and plans.

3.4  Taxes; Legal Compliance.  Borrower has filed, and will file, when due, all tax returns and reports required by applicable law.  Borrower has paid, and will pay when due, all taxes, assessments, deposits and contributions now or in the future owed (except for taxes and assessments being contested in good faith with adequate reserves under GAAP).  Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

3.5  Insurance.  Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance as is customary for companies similarly situated to Borrower.  Within thirty (30) days after the Effective Date, all property policies will have a lender’s loss payable endorsement showing

Bank as a lender loss payee and provide that the insurer must give Bank at least twenty (20) days’ notice before canceling its policy (except ten (10) days’ notice in the case of cancellation for non-payment).

3.6  Access.  Upon one (1) Business Day’s prior notice, Bank or its agents shall have the right to inspect the Collateral and to audit and copy Borrower’s books and records during Borrower’s regular business hours.  A “Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.  Notwithstanding the foregoing, (i) if an Event of Default has occurred and is continuing, Bank shall not be required to provide written notice to Borrower of any inspection or audit, and (ii) unless an Event of Default had occurred and is continuing, Bank shall not inspect or audit the Collateral or Borrower’s books and records more than once per year.

3.7  Banking Matters.  Borrower shall at all times maintain its banking relationship with Bank in a manner as set forth on Schedule A.

3.8  Statement of Borrower’s Information.  All of Borrower’s information set forth on Schedule D is true and correct as of the Effective Date, and Borrower shall provide written notice to Bank of any material changes within the prescribed periods of time set forth therein.

3.9  Insolvency.  Borrower is able, and will continue to be able, to pay its debts (including trade debts) as they mature.

3.10  Additional Agreements.  Borrower will not, and will not permit any of its Subsidiaries to, without Bank’s prior written consent (which shall be a matter of Bank’s good faith business judgment), do any of the following: (i) convey, sell, lease, transfer or otherwise dispose of (“Transfer”) any property other than Permitted Transfers; (ii) engage in any business other than the business currently engaged in by Borrower or reasonably related thereto; (iii) permit or suffer to exist a change in its ownership existing as of the Effective Date in excess of the Ownership Threshold, except for the sale of capital stock to venture or strategic investors, provided that Bank receives at least five (5) Business Days’ prior written notice of such sale and such sale does not otherwise result in an Event of Default (as defined in Section 5); (iv) merge or consolidate with any party, or acquire all or substantially all of the capital stock or assets of another party; (v) incur or become liable for any indebtedness other than Permitted Indebtedness; (vi) [reserved]; (vii) make any investments except for Permitted Investments; (viii) pay or declare any dividends on Borrower’s stock; (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower’s stock other than stock repurchased in connection with the termination of employment or service as a consultant or director; (x) directly or indirectly enter into any material transaction with any affiliate except in the ordinary course of business upon reasonable terms no less favorable than those in an arm’s-length transaction with a non-affiliate and except in connection with an equity financing not prohibited under this Agreement; or (xi) make any payment on, or materially change any term relating to, any indebtedness which is subordinated to any indebtedness owed to Bank by Borrower.  Borrower shall not, without at least thirty (30) days’ prior written notice to Bank, relocate its principal offices from Borrower’s address set forth on the signature page hereof or change its state of formation.  Borrower shall take or authorize any further actions (including Bank’s filing of financing statements to perfect Bank’s security interest in the Collateral) and execute any further instruments as Bank reasonably requests to perfect or continue Bank’s security interests or to effect the purposes of this Agreement.

3.11  Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, in the aggregate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in such certificates or statements not misleading.

4.  Term.  This Agreement shall continue in effect until the maturity date set forth on Schedule A (the “Maturity Date”).  On the Maturity Date or on any earlier effective date of termination of this Agreement, Borrower shall pay in cash all Obligations in full, whether or not such Obligations are otherwise then due and payable.  No termination shall in any way affect or impair any security interest or other right or remedy of Bank, nor shall any such termination relieve Borrower of any obligation to Bank, until all of the Obligations have been paid and performed in full.

5.  Events of Default The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) Borrower fails to deliver the financial statements and other information pursuant to Section 3.3 above within the prescribed period of time; (ii) Borrower fails to pay when due any Loan or other monetary Obligation within three (3) Business Days after the due date (during which time no additional Loans shall be made by Bank); (iii) Borrower fails to perform any obligation (other than payment of any Loan or other Obligations or those pursuant to Section 3.3 above) or covenant hereunder, which, if such default can be reasonably cured, is not cured within ten (10) days after the date due (or a later date, as approved in writing by

2

Bank); (iv) a Material Adverse Change; (v) any representation, or written statement given to Bank by or on behalf of Borrower, now or in the future, is untrue or misleading in a material respect; (vi) a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any indebtedness exceeding the Contract Threshold Amount or that could reasonably be expected to cause any material impairment in the Borrower’s business, operations or financial or other condition of the Borrower; (vii) the attachment, seizure, levy or possession by a trustee or receiver of any material portion of Borrower’s assets which is not removed within ten (10) days from its occurrence; (viii) the enjoinment, restraint or prevention by court order from conducting a material part of Borrower’s business, which is not terminated within ten (10) days of its occurrence; (ix) the dissolution, winding up, or insolvency of Borrower; or (x) the appointment of a receiver, trustee or custodian, for all or part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding by or against, Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, provided that no default shall occur with respect to an involuntary proceeding unless forty-five (45) days has lapsed without such proceeding being dismissed or stayed.

6.  Rights and Remedies.  If an Event of Default occurs and continues, Bank may, without notice or demand do any or all of the following: (i) accelerate and declare all of the Loans and other Obligations to be immediately due and payable (but if an Event of Default described in Sections 5(ix) or 5(x) occurs, all Obligations are immediately due and payable without any action by Bank); (ii) stop advancing money or extending credit for Borrower’s benefit under this Agreement or any other agreement between Borrower and Bank; (iii) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral (and Borrower will reasonably cooperate with Bank accordingly); (iv) apply to the Obligations any balances and deposits of Borrower that Bank holds or any amount held by Bank owing to or for the credit or the account of Borrower; (v) increase the then-existing interest rate to the Default Rate; (vi) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell or otherwise dispose of the Collateral; and/or (vii) exercise any other rights and remedies permitted by applicable law.  Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (a) make, settle, and adjust all claims under Borrower’s insurance policies; and (b) transfer the Collateral into the name of Bank or a third party as the Massachusetts Uniform Commercial Code permits.  Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred.  Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed.  All of Bank’s rights and remedies under this Agreement or any other agreement between Bank and Borrower are cumulative.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

7.  Indemnification.  Borrower will indemnify, defend and hold harmless Bank and its affiliates, and each of their officers, directors, employees, attorneys, accountants and agents against: (i) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated hereunder; and (ii) all losses and expenses incurred, or paid by Bank arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except, as to both “(i)” and “(ii)” in this Section 7, for losses caused by Bank’s gross negligence or willful misconduct.  This Section 7 shall survive termination of this Agreement.

8.  General.

8.1  No Waivers; Amendments.  The failure of Bank at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Bank’s right to later demand and receive strict compliance.  Any waiver of a default shall not waive any other default.  None of the provisions of this Agreement may be waived except by a specific written waiver signed by Bank and delivered to Borrower.  The provisions of this Agreement may not be amended except in a writing signed by Borrower and Bank.

8.2  Bank Expenses; Attorneys’ Fees.  Borrower shall reimburse Bank for all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing this Agreement and the other Loan Documents with Bank (including appeals or insolvency proceedings) (collectively, “Bank Expenses”).  If, subject to the foregoing, Bank or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall

3

be entitled to recover its costs and reasonable attorneys’ fees from the non-prevailing party.

8.3  Binding Effect; Assignment This Agreement is binding upon and for the benefit of the successors and permitted assignees of each party.  Borrower may not assign any rights under this Agreement without Bank’s prior written consent.  Bank has the right, without the consent of or notice to Borrower, to sell transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

8.4  Notices.  All notices by any party required or permitted under this Agreement or any other related agreement must be in writing and be personally delivered or sent by overnight delivery, certified mail (postage prepaid and return receipt requested), or facsimile to the addresses and numbers below.

8.5  Governing Law; Jurisdiction.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the federal and state courts in Boston, Massachusetts; provided that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.

8.6  Other.  If any provision hereof is unenforceable, the remainder of this Agreement shall continue in full force and effect.  This Agreement (including schedules hereto) and any other written agreements and, documents executed in connection herewith are the complete agreement between Borrower and Bank and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated herein.  This Agreement may be executed in one or more counterparts, all of which when taken together will constitute one agreement.

9.  Confidentiality.  In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank’s Subsidiaries or affiliates (provided that such Subsidiaries or affiliates are bound by the terms of this provision); (ii) to prospective transferees or purchasers of any interest in the Loans (provided that Bank shall use commercially reasonable efforts in obtaining such transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with Bank’s examinations and audits; or (v) as Bank considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that is either: (a) in the public domain or in Bank’s possession when disclosed to Bank or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

10.  Mutual Waiver of Jury Trial.  BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11.  Right of Set Off.  Borrower hereby grants to Bank, a right of set off for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

[Signature page follows.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date initially set forth above.

BORROWER:

EDITAS MEDICINE, INC.

By:	/s/ Alexandra Glucksmann
Name:	Alexandra Glucksmann
Title:	COO

Address:	300 Third Street, First Floor
Cambridge, Massachusetts 02142
	Attn:	Alexandra Glucksmann
Facsimile:
	Email:	sglucksmann@editasmed.com

BANK:

BANK:

SILICON VALLEY BANK

By:	/s/ Christina M. Zorzi
Name:	Christina M. Zorzi
Title:	VP

Address:	275 Grove Street, Suite 2-200
Newton, Massachusetts 02466
Attn: Christina Zorzi
Email: CZorzi@svb.com

SCHEDULE A
LOAN TERMS

BORROWER:      EDITAS MEDICINE INC.

EQUIPMENT LOANS

Equipment Loan A Amount:	Five Hundred Thousand Dollars ($500,000.00) (the “Equipment Loan A Amount”)

Equipment Loan A Draw Period:	The period of time commencing upon the Effective Date and ending on the earlier to occur of (a) July 31, 2014, or (b) an Event of Default (the “Equipment Loan A Draw Period”)

Equipment Loan B Amount:	One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Equipment Loan B Amount”)

Equipment Loan B Draw Period:	The period of time commencing upon the occurrence of the Equity Event and ending on the earlier to occur of (a) March 31, 2015, or (b) an Event of Default (the “Equipment Loan B Draw Period”)

Maturity Date:	For each Loan, the Payment Date that is thirty-five (35) months after the applicable Amortization Date for such Loan (the “Maturity Date”).

Equipment Loans:

Subject to the terms and conditions of this Agreement, during Equipment Loan A Draw Period, from time to time and upon the delivery to Bank by Borrower of a completed and executed irrevocable LOAN PAYMENT/ADVANCE REQUEST FORM (in a form acceptable to Bank), and any additional information as Bank may reasonably request (including copies of the invoices for the equipment to be financed) at least five (5) Business Days before the proposed funding date, Bank will make Loans, each in a minimum amount of One Hundred Thousand Dollars ($100,000.00) (unless there is less than $100,000 of the Equipment Loan A Amount available to be borrowed), the aggregate of which will not exceed the Equipment Loan A Amount. Subject to the terms and conditions of this Agreement, during Equipment Loan B Draw Period, from time to time and upon the delivery to Bank by Borrower of a completed and executed irrevocable LOAN PAYMENT/ADVANCE REQUEST FORM (in a form acceptable to Bank), and any additional information as Bank may reasonably request (including copies of the invoices for the equipment to be financed) at least five (5) Business Days before the proposed funding date, Bank will make Loans, each in a minimum amount of One Hundred Thousand Dollars ($100,000.00) (unless there is less than $100,000 of the Equipment Loan B Amount available to be borrowed), the aggregate of which will not exceed the Equipment Loan B Amount.

The Loans may only be used to finance Eligible Equipment purchased on or after ninety (90) days before the date of each Loan and may not exceed one hundred percent (100%) of the equipment invoice, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Notwithstanding the foregoing, the initial Loan hereunder may be used to reimburse Borrower for Eligible Equipment purchased on or after the date which is six (6) months prior to the Effective Date, provided such Loan is made on the Effective Date and in a minimum amount of One Hundred Thousand Dollars ($100,000.00). Transferable software licenses, leasehold improvements or other soft costs (including sales tax, freight, architects’ fees and installation expenses) may constitute up to twenty-five percent (25%) percent of each Loan.

In addition to the LOAN PAYMENT/ADVANCE REQUEST FORM, Borrower shall provide Bank with (a) a UCC financing statement covering the Eligible Equipment, and (b) an opportunity to confirm that upon filing the UCC financing statement covering the Eligible Equipment Bank shall have a first priority perfected security interest in such Eligible Equipment.

Once repaid, Loans may not be re-borrowed.

Bank will be obligated to make a Loan, so long as (i) each of the representations and warranties in Section 3 of the Agreement is materially true on the date the LOAN PAYMENT/ADVANCE REQUEST FORM is submitted and on the effective date of such Loan (except to the extent they relate specifically to an earlier date, in which case such representation and warranties shall continue to have been true and accurate as of such specified date), and (ii) no Event of Default shall have occurred and be continuing or result from such Loan.

Repayment:

Commencing on the first Payment Date of the month following the month in which the Funding Date of a Loan occurs, and continuing on each Payment Date thereafter until the applicable Amortization Date, Borrower shall make monthly payments of interest, in arrears, on the principal amount of each Loan at the rate set forth below.

Commencing on the applicable Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay each Loan in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth below. The final payment due on the applicable Maturity Date shall include all outstanding principal and all accrued and unpaid interest under each Loan and all other outstanding Obligations with respect to each Loan.

Interest Rate:

Loans accrue interest on the outstanding principal balance at a per annum rate of two and three quarters of one percent (2.75%) above the Prime Rate, fixed at the time of the advance for each Loan. Interest is computed on a 360 day year for the actual number of days elapsed.

Default Rate:	Any amounts outstanding during the continuance of an Event of Default shall bear additional interest at the rate of five percent (5.0%) per annum (the “Default Rate”).

Prepayment Upon an Event of Loss:

Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Maturity Date with respect to such Financed Equipment (an “Event of Loss”), then, within fifteen (15) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued

2

interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss, plus the Prepayment Premium and the Final Payment; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of Loan paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Loan in inverse order of maturity.

Mandatory Prepayment:

If the Loans are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal and accrued interest under the Loans, (ii) the Prepayment Premium, (iii) the Final Payment, and (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

Permitted Prepayment:

Borrower shall have the option to prepay all (but not less than all) of the Loans provided Borrower (i) provides written notice to Bank of its election to prepay the Loans at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal and accrued interest under the Loans, (B) the Prepayment Premium, (C) the Final Payment, and (D) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

Request to Debit Accounts:	Bank may debit any of Borrower’s deposit accounts (including account number(s):

                                                          ) for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower’s accounts. Such debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

LIMITATION TO BANK’S OBLIGATIONS

Limitation:

Bank’s obligation to lend the undisbursed portion of the Loan will terminate if, in Bank’s reasonable discretion, there has been any material impairment in the general affairs, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

FEES

Final Payment:	Borrower will pay the Final Payment, when due hereunder.

Prepayment Premium:	Borrower will pay the Prepayment Premium, when due hereunder.

Commitment Fee:	Borrower will pay to Bank on the Effective Date a fully earned, non-refundable commitment fee of Seven Thousand Five Hundred Dollars ($7,500.00).

3

WARRANT

Warrant:	Concurrently on the Effective Date, Borrower will execute, deliver and issue to Bank a warrant to purchase stock (the “Warrant”), pursuant to Bank’s standard form of warrant.

BANKING MATTERS

Banking Matters:	Borrower shall maintain all of its and all of its Subsidiaries’ (if any) operating, depository, and securities accounts with Bank and Bank’s affiliates.

FINANCIAL REPORTING REQUIREMENTS

Financial Reports:	Borrower shall provide Bank:

•                       Monthly Financial Statements.  Within thirty (30) days after the end of each month, monthly financial statements prepared by Borrower in accordance with GAAP, together with a Compliance Certificate signed by a Responsible Officer in the form of Schedule E;

•                       Annual Audited Financial Statements.  Within one hundred eighty (180) days following the end of Borrower’s fiscal year, annual, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion in the financial statements from independent public accountants reasonably acceptable to Bank; and

•                       Board Approved Projections.  As soon as available, but no later than forty-five (45) days after the last day of Borrower’s fiscal year, and promptly after any material updates or changes thereto, Board-approved projections (reflecting projections on a quarterly or monthly basis) as to the then-current fiscal year in a form of presentation reasonably acceptable to Bank.

4

SCHEDULE B
COLLATERAL

The Collateral consists of all right, title and interest of Borrower in and to the following:

Each item of equipment, or personal property financed with a “Loan” pursuant to that certain Loan and Security Agreement, dated as of                (the “Loan Agreement”), by and between Borrower and Bank, including, without limitation, the property described in Annex A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

ANNEX “A”

Description of Equipment	Make	Model	Serial #	Invoice #

2

SCHEDULE C
DEFINITIONS

As used in this Agreement, the following words shall have the following meanings:

“Agreement” is defined in the preamble hereof.

“Amortization Date” is, for each Loan, the first Payment Date following the nine (9) month anniversary of the Funding Date of such Loan.

“Bank” is defined in the preamble hereof.

“Bank Expenses” is defined in Section 8.2.

“Board” means Borrower’s board of directors.

“Borrower” is defined in the preamble hereof.

“Business Day” is defined in Section 3.6.

“Collateral” is any and all properties, rights and assets of Borrower described on Schedule B.

“Compliance Certificate” is that certain certificate in the form attached hereto as Schedule E.

“Contract Threshold Amount” means One Hundred Thousand Dollars ($100,000.00).

“Default Rate” is defined on Schedule A.

“Effective Date” is defined in the preamble hereof.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is reasonably acceptable to Bank in all respects, is located at 300 Third Street, First Floor, Cambridge, Massachusetts 02142 or such other location of which Bank has approved in writing, and is subject to a first priority lien in favor of Bank: new and used general purpose equipment, computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein.

“Equipment Loan A Amount” is defined on Schedule A.

“Equipment Loan A Draw Period” is defined on Schedule A.

“Equipment Loan B Amount” is defined on Schedule A.

“Equipment Loan B Draw Period” is defined on Schedule A.

“Equity Event” is confirmation by Bank that Borrower has received, on or after April 15, 2014, but prior to December 31, 2014, unrestricted and unencumbered net cash proceeds in an amount of at least Seventeen Million Dollars ($17,000,000.00) from the issuance of new equity in connection with Borrower’s second Series A equity tranche.

“Event of Default” is defined in Section 5.

“Event of Loss” is defined in Schedule A.

“Final Payment” is, for each Loan, a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of such Loan extended by Bank multiplied by the Final Payment Percentage, due on the earliest to occur of (a) the applicable Maturity Date, (b) the acceleration of any Loan, or (c) the prepayment of a Loan pursuant to this Agreement.

“Final Payment Percentage” is, for each Loan, four percent (4.0%).

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by a Loan.

“Funding Date” is any date on which a Loan is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Intellectual Property” means any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Loan” and “Loans” are defined in Section 1.

“Loan Documents” are, collectively, this Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” means the occurrence of (a) any material impairment in the business, operations, or financial condition of the Borrower, (b) a material impairment of the prospect of repayment of any portion of the Obligations; or (c) a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral (other than normal depreciation) which is not covered by adequate insurance.

“Maturity Date” is defined in Schedule A.

“Obligations” is defined in Section 1.

“Ownership Threshold” means forty-nine percent (49.0%).

“Payment Date” is the first (1st) Business Day of each calendar month.

“Permitted Indebtedness” means (a) Borrower’s indebtedness to Bank or Bank’s affiliates; (b) indebtedness existing on the Effective Date and shown on Schedule D; (c) indebtedness incurred by Borrower owed to a third-party subordinated to Borrower’s indebtedness owed to Bank which subordination is reflected in a written agreement as accepted and approved by the Bank prior to the incurrence of such third-party indebtedness; (d) indebtedness to trade creditors incurred in the ordinary course of business; (e) indebtedness secured by Permitted Liens; (f) indebtedness arising from the endorsement of instruments in the ordinary course of business; and (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower or its Subsidiaries, as the case may be.

“Permitted Investments” means (a) investments shown on Schedule D and existing on the Effective Date; (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one (1) year from its acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Service or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than one (1) year after issue, (iv) investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and such amendments thereto) has been approved by Bank in writing (which approval shall not be unreasonably withheld, conditioned or delayed); (c) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (d) investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board; (e) deposit and investment accounts of Borrower in which Bank has a lien prior to any other lien (other than liens securing customary fees and expenses (but no credit/debt relationship or margin account) of the depository or investment intermediary); and (f) investments not otherwise permitted in an aggregate amount of not more than Twenty-Five Thousand Dollars ($25,000.00) in each fiscal year.

“Permitted Liens” means (a) liens in favor of Bank or Bank’s affiliates; (b) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books, if they have no priority over any of Bank’s security interests; (c) statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they have no priority over any of Bank’s security interests and the aggregate amount of such liens does not at any time exceed Fifty Thousand Dollars ($50,000.00); and (d) liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business.

“Permitted Transfer” means Transfers of (a) inventory in the ordinary course of business; (b) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and other licenses that may be exclusive in some respects, such as, by way of example, with respect to field of use or geographic territory, but that do not result, under applicable law, in a sale of all of Borrower’s or any of its Subsidiaries’ interest in the property that is the subject of the license; and (c) worn-out or obsolete equipment (that does not constitute Financed Equipment).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” shall be an additional fee payable to Bank in amount equal to: (a) for a prepayment made on or prior to the first (1st) anniversary of the Funding Date of such Loan, two percent (2.0%) of the then outstanding principal amount of such Loan as of the date immediately and prior to such prepayment, and (b) for a prepayment made after the first (1st) anniversary of the Funding Date of such Loan, one percent (1.0%) of the then outstanding principal amount of such Loan as of the date immediately and prior to such prepayment.

“Prime Rate” is the greater of (a) the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors), and (b) three and one quarter of one percent (3.25%).

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower, and any person duly appointed to act on an interim basis in such capacity, and any person duly appointed by the Board to execute agreements and documents under the Agreement.

“Subsidiaries” is defined in Section 3.1.

“Transfer” is defined in Section 3.10.

“Warrant” is defined on Schedule A.

SCHEDULE D
STATEMENT OF BORROWER’S INFORMATION

Borrower hereby represents and warrants, as of the date of the Agreement, subject to any updates provided to Bank as required under the Agreement: (If none, please indicate so.  Attach additional pages, if necessary.)

*1. The exact legal name of Borrower, as set forth in its formation documents, is: Editas Medicine, Inc..

*2. Borrower currently operates and has operated during the previous five years under only the following names: Editas Medicine, Inc. and Gengine, Inc. .

*3. Borrower is organized in the State of Delaware and is qualified to do business in the following states: the Commonwealth of Massachusetts.

*4. The following are all of Borrower’s Subsidiaries and their respective states (or countries, if other than the U.S.) and dates of formation, as well as the percentage of total capital stock owned by Borrower:
None.

**5. The following are all actions, suits, proceedings and investigations pending, or to Borrower’s knowledge, currently threatened by or against Borrower, in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change in Borrower’s business, operations or financial condition:
None.

**6. The following is a description of all returns, recoveries, disputes and claims with respect to inventory of at least $50,000 each, received by Borrower within the last thirty (30) days:
None.

***7. The following are all of Borrower’s copyrights or mask works registered with the United States Copyright Office:
None.

****8. The following are all of Borrower’s patents, trademarks and service marks registered with the United States Patent and Trademark Office, and all applications filed by Borrower in the United States Patent & Trademark Office for a patent or to register a trademark or service mark:

Patent Applications

Ref.	Appin No.	Filing Date	Status
EM001P1	61/883925	Sep 27, 2013	Pending
EM001P2	61/898043	Oct 31, 2013	Pending
EM001P3	61/901215	Nov 7, 2013	Pending
EM002P	61/884528	Sep 30, 2013	Pending
EM003P	61/943288	Feb 21, 2014	Pending
EM004P	61/948520	Mar 5, 2014	Pending

Ref.	Appin No.	Filing Date	Status
EM005P	61/949120	Mar 6, 2014	Pending
EM006P	61/948521	Mar 5, 2014	Pending
EM007P	61/950733	Mar 10, 2014	Pending
EM008P	61/974327	Apr 2, 2014	Pending
EM010P	61/979954	Apr 15, 2014	Pending
EM011P	61/979967	Apr 15, 2014	Pending
EM013P	61/970237	Mar 25, 2014	Pending
EM014P	61/970588	Mar 26, 2014	Pending
EM015P	61/970834	Mar 26, 2014	Pending
EM016P	61/970842	Mar 26, 2014	Pending
EM017P	61/970836	Mar 26, 2014	Pending
EM018P	61/970873	Mar 26, 2014	Pending
EM021P	61/970585	Mar 26, 2014	Pending
EM022P	61/970871	Mar 26, 2014	Pending
EM023P	61/970579	Mar 26, 2014	Pending
EM024P	61/972052	Mar 28, 2014	Pending
EM027P	61/977488	Apr 9, 2014	Pending
EM031P	61/981135	Apr 17, 2014	Pending
EM032P	61/973793	Apr 1, 2014	Pending
EM033P	61/973792	Apr 1, 2014	Pending
EM034P	61/981636	Apr 18,2014	Pending

Trademark Applications:

Mark (Jurisdiction)	Filed	Application Number
Editas (USA)	11/14/13	86/119062
Editas (USA)	12/22/13	86/150453
Editas Logo (USA)	12/22/13	86/150456

2

9.                                      The following is all of the Borrower’s indebtedness existing as of the date of the Agreement:
None.

10.                               The following is all of the Borrower’s investments (other than Subsidiaries) existing as of the date of the Agreement:
None.

11.                               The following are all liens to which Borrower’s assets and property are subject as of the date of the Agreement:
None.

12.                               Other exceptions to representations and warranties under Section 3 of the Agreement:
None.

Borrower must update Bank of any material change to information:

*	at least thirty (30) days prior to the date of occurrence of the event necessitating such update.
**	within five (5) days of the date of occurrence of the event necessitating such update.
***	at least 15 days prior to the date of filing of any application with the United States Copyright Office.
****	at least 30 days after the date of filing of any application with the United States Patent and Trademark Office.

3

SCHEDULE E
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	EDITAS MEDICINE, INC.

The undersigned authorized officer of EDITAS MEDICINE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending            with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (except any representations and warranties made as of a specific prior date).  In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes, and except for the absence of footnotes and subject to year end adjustments.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes No

Annual (Audited) financial statements	FYE within 180 days	Yes No

Board-approved projections	FYE within 45 days	Yes No

Borrower only has deposit accounts located at the following institutions:               .

Comments Regarding Exceptions: See Attached.

BANK USE ONLY
Sincerely,
Received by:
EDITAS MEDICINE, INC.		AUTHORIZED SIGNER

Date:
Signature
Verified:
AUTHORIZED SIGNER
Title
Date:

Date	Compliance Status:	Yes No

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON EASTERN TIME

Fax To:	Date:

• LOAN PAYMENT : EDITAS MEDICINE, INC. (Borrower)

From Account # To Account #

(Deposit Account #) (Loan Account #)

Principal $ and/or Interest $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for a loan payment, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

• LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account # To Account #
(Loan Account #) (Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

• OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00 noon, Eastern Time.

Beneficiary Name: Amount of Wire: $

Beneficiary Bank: Account Number:

City and State:

Beneficiary Rank Transit (ABA) #: Beneficiary Bank Code (Swift. Sort. Chip, etc.):

(For International Wire Only)

Intermediary Bank: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements (s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):

Print Name/Title:	Print Name/Title:

Telephone #	Telephone #

ENDNOTE ANNOTATIONS FOR INTERNAL SVB USE ONLY